                                                                      EXHIBIT 1A


                           COMMODORE HOLDING LIMITED

                            UNDERWRITING AGREEMENT
                            ----------------------



                                                            New York, New York


                                                            ___________, 1995


First Hanover Securities, Inc.
100 Wall Street
New York, N.Y.   10005

Dear Sirs:

          The undersigned, Commodore Holdings Limited, a Bermuda corporation (the "Company"), hereby confirms its agreement with First Hanover Securities, Inc. (being referred to herein alternatively as "you" or the "Underwriter"), as follows:

          1.   INTRODUCTION.  Pursuant to this Underwriting Agreement
               ------------
("Agreement"), (i) the Company proposes to issue and sell to you an aggregate to 500,000 shares (the "Company Firm share") of the common stock, par value $.01 per share, of the Company (the "Common Stock") and 1,000,000 shares Redeemable Common Stock Purchase Warrants (the "Redeemable Warrants"), each exercisable to purchase one half share of Common Stock, but only exercisable in pairs, at any time commencing one year after the date on which the Registration Statement (as defined in Section 2(a) hereof) shall have become, or declared, effective (the "Effective Date"), and ending five years thereafter (the Company Firm Shares and Redeemable Warrants are called the "Company Firm Securities"); and each of the stockholders of the Company named in Schedule A hereto (the "Selling Stockholders"), acting severally and not jointly, proposes to sell to you the respective number of shares of Common Stock set forth opposite the Selling Stockholders' names on Schedule A for an aggregate of 500,000 shares of Common Stock (the "Selling Stockholder Shares; and together with the Company Firm Shares, the "Firm Securities"). The Redeemable Warrant exercise price, subject to adjustment as described in the agreement providing for the Redeemable
Warrants (the "Public Agreement"), shall be $6.00 per share. The Common Stock and Redeemable Warrants will be sold in units each consisting of one share of Common Stock Share and one Redeemable Warrant (the "Unit"). The Units will be detachable and separately tradable at such time as the Underwriter determines in its sole discretion.
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          Commencing one year from the date of issuance, the Redeemable Warrants are subject to redemption by the Company at $.05 per Redeemable Warrant, if the closing bid price of the Common Stock exceeds $9.00 per share for twenty consecutive trading days ending not more than 15 days prior to the date of the redemption notice.

          Upon your request, as provided in Section 3 of this Agreement, the Company shall also issue and sell to you up to an additional 75,000 Units for the purpose of covering over-allotments in the sale of the Firm Securities (the "Over-allotment Option"). Such additional securities are hereinafter referred to as the "Option Securities." The Firm Securities and the Option Securities are hereinafter sometimes referred to as the "Securities." The Company also proposes to issue and sell to you, pursuant to the terms of the warrant agreement, dated ______________, 1996 between you and the Company (the "Underwriter's Warrant Agreement") warrants (the "Underwriter's Warrants") to purchase up to 50,000 Units. The Underwriter's Warrants shall be exercisable during the 4-year period commencing one (1) year from the date of the Prospectus (as defined in Section 2(a) hereof) at a price of $6.90 per Unit, subject to adjustment in certain events to protect against dilution. The Securities issuable upon exercise of the Underwriter's Warrants are hereinafter sometimes referred to as the "Underwriter's Securities." The Securities, the Underwriter's Warrants and the Underwriter's Securities are more fully described in the Registration Statement and the Prospectus referred to below.

          2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLING
               ----------------------------------------------------------
SHAREHOLDERS.
- ------------
     I. The Company represents and warrants to the Underwriter as of the date hereof that:

          a. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement"), and an amendment or amendments thereto, on Form S-1 (No. 33-01270), including any related preliminary prospectus (the "Preliminary Prospectus"), for the registration of the Securities and the Underwriter's Securities, under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the "Regulations") of the Commission promulgated under the Act. Before the Registration Statement becomes effective, the Company will not file any amendment to such Registration Statement to which you shall have reasonably objected after having been furnished with a copy thereof. Except as the context may otherwise require, such Registration Statement, as amended, on file with the Commission at the time the Registration Statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Regulations), is hereinafter called the "Registration Statement," and the form of prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations (or included in the Registration Statement, if no filing under Rule 424 is required), is hereinafter called the "Prospectus."

          b. On the Effective Date and at all times subsequent thereto up to Closing Date I and Closing Date II, if any (as such terms are defined in Section 3(d) hereof), the Registration Statement and the Prospectus will comply in all material respects with the applicable provisions of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2(b) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

          c. This Agreement, the Underwriter's Warrant Agreement and the Financial Advisory and Investment Banking Agreement (as defined in Section 5(s) hereof), have been duly and validly authorized by the Company, and this Agreement constitutes, and the Public Warrant Agreement, the Underwriter's Warrant Agreement and the Financial Advisory and Investment Banking Agreement, when executed and delivered pursuant to this Agreement, will (assuming due execution by the Underwriter) each constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification, contribution or exculpation provision may be limited under applicable Federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Securities and the Underwriter's Warrants to be issued and sold by the Company pursuant to this Agreement, the Underwriter's Securities issuable upon exercise of the Underwriter's Warrants and payment therefor, have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities, the Underwriter's Warrants and the Underwriter's Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities, the Underwriter's Warrants and the Underwriter's Securities has been duly and validly taken. The Underwriter's Warrants constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, to issue and sell, upon exercise in accordance with the terms thereof, the number and type of the Company's securities called for thereby; except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification, contribution or exculpation provision may be limited under applicable Federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          d. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the issuances and sales of all such securities complied in all material respects with applicable Federal and state securities laws; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

          e. Except as set forth in the Registration Statement and the Prospectus, the Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus to be owned or leased by it, respectively, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable.

          f. There is no action, suit, proceeding, inquiry, investigation, litigation or governmental proceeding pending or to the knowledge of the Company or the Company's subsidiaries (the "Subsidiaries") threatened against, or involving the properties or business of the Company which if adversely determined could reasonably be expected to materially and adversely affect the financial position, or prospects, or business of the Company or its Subsidiaries, except as referred to in the Prospectus.

          g. All contracts and other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been described in the Registration Statement or the Prospectus or filed with the Commission as Exhibits to the Registration Statement, as required.

          h. The financial statements of the Company and the Subsidiaries, together with the related notes, included in the Registration Statement and Prospectus fairly present the financial position and the results of operations of the Company, at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. There has been no material adverse change in financial condition or results of operations of the Company, or to the knowledge of the Company, any development involving a prospective change in the condition or prospects of the Company, financial or otherwise, since the date of the financial statements included in the Prospectus, except as disclosed therein.

          i. Grant Thornton LLP and KPMG Peat Marwick LLP, whose reports are filed with the Commission as a part of the Registration Statement, are independent accountants as required by the Act and the Regulations.

          j. Except as otherwise set forth in the Prospectus, the Company does not own, directly or indirectly, an interest in any corporation, partnership, joint venture, trust or other business entity. The Company and each Subsidiary is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its operations require such qualification or licensing, except where the failure to be so qualified or licensed would not have a material adverse affect on the Company. The Company and each Subsidiary has all requisite corporate power and authority, and all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, to own or lease its properties and conduct its business as described in the Prospectus. The Company and each Subsidiary is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates and permits and with all applicable Federal, state and local laws, rules and regulations, including but not limited to laws and regulations relating to environmental matters and employee health and safety matters, except where non-compliance would not have a material adverse effect on the Company or any Subsidiary, and none of the aforementioned authorizations, approvals, orders, licenses, certificates or permits have been suspended or revoked, nor to the knowledge of the Company are there any proceedings pending or threatened which could result in a suspension or revocation thereof. The Company has all requisite corporate power and authority to enter into this Agreement, the Underwriter's Warrant Agreement and the Financial Advisory and Investment Banking Agreement and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the issuance of the Securities and the Underwriter's Securities, pursuant to this Agreement and the Underwriter's Warrant Agreement, and as contemplated by the Prospectus, except with respect to applicable Federal and state securities laws.

          k. The outstanding debt, the property and the business of the Company conforms in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus.

          l. The Securities, the Underwriter's Warrants, the Underwriter's Securities and any other securities issued or to be issued by the Company on or before the Closing Dates (as defined in Section 3(d) hereof) described herein conform, or will conform when issued, in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus.

          m. Except as set forth in the Prospectus, no material default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company are subject which default would reasonably be expected to have a materially adverse effect on the financial condition or business of the Company.

          n. The Company and the Subsidiaries are not in violation of any term or provision of their respective Certificates of Incorporation or By-Laws. Neither the execution and delivery of this Agreement, nor the issuance and sale of the shares of Common Stock, the Redeemable Warrants, the Underwriter's Warrants and the Underwriter's Securities, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof has materially conflicted with or will materially conflict with, or has resulted in or will result in a material breach of, any of the terms and provisions of, or has constituted or will constitute a material default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon the property or assets of the Company or its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or Subsidiary is a party, or by which the Company is or may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject; nor will such action result in any material violation of the provisions of the Certificates of Incorporation or the By-Laws of the Company or the Subsidiaries or any contract or agreement, or any statute or any order, rule or regulation applicable to the Company or the Subsidiaries or any other regulatory authority or other governmental body having jurisdiction over the Company or the Subsidiaries.


          o. Except as disclosed in the Prospectus, all taxes which are due and payable from the Company or any Subsidiary have been paid in full, unless being contested in good faith by the Company or any Subsidiary, and the Company or any Subsidiary does not have any tax deficiency or claim outstanding, proposed or assessed against it.

          p. Subsequent to the respective dates as of which information is given in the most recently circulated Preliminary Prospectus included as a part of the Registration Statement, and except as may otherwise be indicated or contemplated herein or therein, (i) the Company has not issued any securities,
(ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock; (iii) incurred any material liability or obligation, direct or contingent, for borrowed money; or (iv) entered into any transaction other than in the ordinary course of business.

          q. To the Company's knowledge, the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or part thereof.

          r. On the Effective Date, (i) the authorization of capital stock of the Company is as set forth in the Registration Statement; (ii) not more than 1,006,979 shares of the Company's Series A Preference Shares, par value $.01 per share, will be issued and outstanding, and (iii) not more than an aggregate of 4,931,933 shares of Common Stock shall be issued and outstanding excluding: (A) the 500,000 shares of Common Stock issuable upon the exercise of the Redeemable Warrants; (B) up to an additional 75,000 shares of Common Stock issuable upon the exercise of the Over-allotment Option or the 37,500 shares issuable upon the exercise of the Redeemable Warrants issuable upon the exercise of the Over-allotment Option; (C) the 50,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants or the

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25,000 shares of Common Stock issuable upon exercise of the Redeemable Warrants issuable upon the exercise of the Underwriters Warrant (which warrants are identical to the Redeemable Warrants); (D) 825,000 shares of Common Stock issuable upon exercise of warrants issued and outstanding as of February 12, 1996; and (E) up to 500,000 shares of Common Stock reserved for issuance pursuant to the Company's 1995 Stock Option Plan (the "Stock Option Plan"). Other than the shares of Common Stock already issued (within the meaning of the immediately preceding sentence), the Securities, the Underwriter's Warrant and the Underwriter's Securities to be offered in or in connection with the public offering, no other shares of capital stock or securities convertible into capital stock shall be outstanding or reserved for issuance at the completion of the proposed public offering without the consent of the Underwriter.

          s. Except for the registration rights granted under the Underwriter's Warrant Agreement, to the Selling Stockholders named in the Registration Statement or as disclosed in the Prospectus, no holders of any securities of the Company or of any options, warrants or convertible or exchangeable securities of the Company exercisable for or convertible or exchangeable for securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company.

          t. Assuming that there will be two "market makers" for the Common Stock, at least 300 beneficial owners of the Common Stock and a sufficient "public float" of the Shares, and that the Company's registration of the Common Stock pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") becomes effective (all as contemplated by the requirements of the National Association of Securities Dealers, Inc.), the Common Stock is eligible for quotation on the Nasdaq Stock Market ("Nasdaq"). The Company has filed a registration statement with the Commission pursuant to Section 12(g) of the Exchange Act, and has used its best efforts to have the same declared effective by the Commission on an accelerated basis on the Effective Date.

          u. Except as described in the Prospectus, to the Company's knowledge, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, commitments, payments or issuances of securities with respect to the Company that may affect the Underwriter's compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

          v. Neither the Company, nor, to the knowledge of the Company, any of its employees or officers or directors, agents or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer, supplier, or official or governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed

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transaction) which (i) could reasonably be expected to subject the Company to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, could reasonably be expected to have had a materially adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus, or (iii) if not continued in the future, could reasonably be expected to materially adversely affect the assets, business, operations or prospects of the Company.

          w. The Company owns or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights, methods, protocols, techniques, technologies, procedures and other rights (collec tively the "Intangibles") described as owned or used by the Company in the Registration Statement. To the Company's knowledge, there is no claim, action or proceeding by any person, pending or threatened, which pertains to or challenges the rights of the Company with respect to any Intangibles used in the conduct of the business of the Company, except as described in the Prospectus. To the Company's knowledge, current products, services and processes of the Company and the Subsidiaries do not infringe on any Intangibles held by any third party.

          x. Except as set forth in the Registration Statement, the Company is not under any obligation to pay royalties or fees of any kind whatsoever to any third party with respect to Intangibles it has developed, uses, employs or intends to use or employ.

          y. The Company has generally enjoyed satisfactory employer/employee relationships with its employees and is in material compliance in all material respects with all Federal, state and local laws and regulations respecting the employment of their respective employees and employment practices, terms and conditions of employment and wages and hours relating thereto. To the Company's knowledge, there are no material pending or threatened investigations involving the Company by the U.S. Department of Labor or corresponding foreign agency, or any other governmental agency responsible for the enforcement of such Federal, state or local laws and regulations. To the Company's knowledge, there is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or corresponding foreign agency or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company, or any predecessor entity, and none has occurred. No representation question exists respecting the employees of the Company. No collective bargaining agreement or modification thereof is currently in effect or being negotiated by the Company and its employees. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company.

          aa. Neither the Company, nor, to the Company's knowledge, any of its officers or directors or any of its employees or stockholders, have taken, directly or indirectly, any action designed to or which has constituted or which could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          ab. The Company does not maintain nor has it maintained, sponsored or contributed to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan" or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"), except for the Stock Option Plan described in the Prospectus. The Company neither presently maintains or contributes or at any time in the past, maintained or contributed to a defined benefit plan, as defined in Section 3(35) of ERISA. The Company has never completely or partially withdrawn from a "multiemployer plan."

          ac. Except as set forth in the Prospectus under "MANAGEMENT" or "CERTAIN TRANSACTIONS," the Company is not a party to any agreement with any officer, director or stockholder of the Company or any subsidiary or any affiliate or associate of any such person or entity which is required to be disclosed in the Prospectus pursuant to Regulation SK. Except as set forth in the Prospectus, to the Company's knowledge, no officer, director or stockholder of the Company or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Regulations) of any such person or entity or the Company or the Subsidiaries, has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

          ad. The minute books of the Company have been made available to counsel to the Underwriter and contain all available minutes of meetings and actions by unanimous consent of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          ae. The statements in the Prospectus under "RISK FACTORS," "BUSINESS," "CERTAIN TRANSACTIONS," "MANAGEMENT" and "DESCRIPTION OF SECURITIES," insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions are correct in all material aspects.

               II. Each of the Selling Stockholders, severally and not jointly, represents and warrants to, the Underwriters as of the date hereof, as follows:

          (a) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not result in a breach by such Selling Stockholder of, or constitute a default by such Selling Stockholder under, any material indenture, deed or trust, contract or other agreement or instrument or any decree, judgment or order to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound.

          (b) Such Selling Stockholder has and will have, at Closing Date I, good and marketable title to the Selling Stockholder Shares to be sold by such Selling Stockholder hereunder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity, created by or arising through the Selling Stockholder other then pursuant to this Agreement; such Selling Stockholder has full right, power and authority to sell, transfer and deliver the Selling Stockholder Shares to be sold by such Selling Stockholder hereunder; and upon delivery of the Selling Stockholders Shares to be sold by such Selling Stockholder hereunder and payment of the purchase price thereof as herein contemplated, the Underwriter will receive good and marketable title to the Selling Stockholder Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity.

          (c) Such Selling Stockholder has duly executed and delivered in the form heretofore furnished to the Underwriters, a power of attorney and custody agreement (the "Power of Attorney and Custody Agreement") with _____, as the attorney-in-fact and the custodian (the "Attorney-in-Fact" and the "Custodian", respectively); the Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificates referred to in Section 4(k) or that may be required pursuant to Section 4(h) on behalf of such Selling Stockholder, to authorize the delivery of the Selling Stockholder Shares to be sold by such Selling Stockholder hereunder, to duly endorse (in blank or otherwise) the certificate or certificates representing such Selling Stockholder Shares, to accept payment therefor, and otherwise to act on behalf of such payment therefor, and otherwise to act on behalf of such Seller in connection with this Agreement.

          (d) All authorizations, approvals and consents necessary for the execution and delivery by such Selling Stockholder of the Power of Attorney and Custody Agreement, the execution and delivery by or on behalf of such Selling Stockholder of this Agreement, and the sale and delivery of the Selling Stockholder Shares to be sold by such Selling Stockholder hereunder and thereunder (other than, at the time of the execution hereof, the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under the state securities laws), have been obtained and are in full force and effect; and such Selling Stockholder has the full right, power and authority to enter into this Agreement and the Power of Attorney and Custody Agreement to sell, transfer and deliver the Selling Stockholder Shares to be sold by such Selling Stockholder hereunder.

          (e) For a period of ___ days from the date hereof, such Selling Stockholder will not, without the prior written consent of the Underwriter, directly or indirectly, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock of the Company or any securities convertible into Common stock owned by such Selling Stockholder or with respect to which such Selling Stockholder has the power of disposition, other than to the Underwriter pursuant to this Agreement.

          (f) Such Selling Stockholder has not taken, and will not take, directly or indirectly any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security or the Company to facilitate the sale or exercise of the Shares.

          (g) Certificates in negotiable form for all Selling Stockholder Shares to be sold by such Selling Stockholder hereunder have been placed in custody with the Custodian by or for the benefit of such Selling Stockholder for the purposes or effecting delivery by such Selling Stockholder hereunder.

          3.   PURCHASE, SALE AND DELIVERY OF THE SECURITIES AND UNDERWRITER'S
               ---------------------------------------------------------------
WARRANTS.
- --------

               a. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Under writer 500,000 shares of Common Stock and 1,000,000 Redeemable Warrants, the Selling Stockholders, severally and not jointly, agree to sell to the Underwriter an aggregate of 500,000 shares of Common Stock and the Underwriter agrees to purchase from the Company and the Selling Stockholders severally, such Securities on a firm commitment basis at a purchase price of $4.05 per share of Common Stock and $.09 per Redeemable Warrant, to be sold by the Underwriter at an initial public offering price of $4.60 per Unit.

               b. In addition, upon not less than two (2) days' notice from the Underwriter to the Company, for a period of forty-five (45) days from the date of the Prospectus, the Company agrees to sell to the Underwriter at a purchase price of $4.14 all or any part of the Option Securities, to be sold by the Underwriter hereunder at an initial public offering price of $4.60 per Unit. Delivery of the Option Securities shall be made concurrently with tender of payment therefor. Option Securities may be purchased by the Underwriter only for the purpose of covering over-allotments in the sale of the Firm Securities, and the Underwriter shall have no obligation to make any over-allotments. No Option Securities shall be delivered unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

               c. On Closing Date I (defined below in Section 3(d)), the Company shall issue and sell to the Underwriter the Underwriter's Warrants, which warrants shall entitle the holder thereof to purchase up to 50,000 Units. The total purchase price of the Underwriter's Warrants shall be $10. The Underwriter's Warrants shall be exercisable in whole or in part for up to an additional 50,000 Units for a period of four (4) years commencing one (1) year from the date of the Prospectus at a price of $6.40 per share (150% of the initial public offering price of the Units). The Underwriter's Warrant Agreement and form of Underwriter's Warrant Certificate shall be substantially in the form filed as Exhibit __ to the Registration Statement.

               d. Payment for the Underwriter's Warrant shall be made on Closing Date I. Payment for the Firm Securities and the Option Securities shall be made on each of Closing Date I and Closing Date II, respectively, at the Underwriter's election by certified or bank cashier's checks in New York Clearing House funds, payable to the order of the Company and the Selling Stockholders in appropriate amounts at the offices of the Underwriter, or at such other place as agreed upon by the Underwriter and the Company or by wire or transfer, upon delivery of certificates (in form and substance reasonably satisfactory to the Underwriter) representing the Securities or by confirmation of electronic transfer of the Securities to the Underwriter for the account of the Underwriter. Delivery and payment for the Firm Securities shall be made at 10:00 A.M. New York time, on or before the fifth business day following the public offering or at such earlier time as the Underwriter shall determine, or at such other time as shall be agreed upon by the Underwriter and the Company. The hour and date of delivery and payment for the Firm Securities are called "Closing Date I." The Firm Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) full business days prior to Closing Date I. The Company will permit the Underwriter to examine and package any certificates representing the Firm Securities for delivery, at least one (1) full business day prior to Closing Date I. Delivery for each of the Option Securities as provided above shall be made within the two
(2) business day period after notice of exercise to the Company, and against payment therefor, as provided above. The hour and date of such delivery and payment made subsequent to Closing Date I for Option Securities is referred to as "Closing Date II." The Option Securities shall be registered in such name or names and in such denominations as the Underwriter may request in writing at the time of exercise of the Over-allotment Option.

               e. The Company shall not be obligated to sell or deliver any Firm Securities except upon tender of payment by the Underwriter for all the Firm Securities.

          4.   PUBLIC OFFERING.  The Underwriter is to make a public offering
               ---------------
of the Firm Securities and such of the Option Securities as it may determine. The Securities are to be initially offered to the public at the offering price set forth on the cover page of the Prospectus (such price being hereinafter called the "Public Offering Price"). The Underwriter may, at its own expense, enter into one or more agreements as the Underwriter, in its sole discretion, deems advisable, with one or more broker-dealers who shall act as dealers or co-underwriters in connection with such public offering.

          5.   COVENANTS OF THE COMPANY.  The Company covenants and agrees that
               ------------------------
 it will:

               a. Use its best efforts to cause the Registration Statement to become effective and will notify the Underwriter immediately, and confirm the notice in writing, (i) when the Registration Statement and any post-effective amendment thereto becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities and the Underwriter's Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, and (iv) of the receipt of any comments from the Commission. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

               b. File the Prospectus (in form and substance reasonably satisfactory to the Underwriter) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission in accordance with Rule 424, if the Prospectus is required to be so filed.

               c. During the time when a prospectus is required to be delivered under the Act, use all its reasonable best efforts to comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities and the Underwriter's Securities in accordance with the provisions hereof and the Prospectus. If at any time when a prospectus relating to the Securities or the Underwriter's Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act.

               d. Deliver to the Underwriter, without charge, such number of copies of each Preliminary Prospectus and the Prospectus as the Underwriter may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriter two (2) signed copies of the Registration Statement, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and signed copies of all consents of certified experts.

               e. Endeavor in good faith, in cooperation with the Underwriter, and Gersten, Savage, Kaplowitz & Curtin at or prior to the time the Registration Statement becomes effective, to qualify the Securities and the Underwriter's Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriter agrees that such action is not at the time necessary or advisable, use its reasonable best efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction.

               f. Make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act) covering a period of at least twelve
(12) consecutive months beginning after the Effective Date.

               g. For a period of five (5) years from the Effective Date, furnish to the Underwriter copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Underwriter (i) a copy of each periodic report the Company shall file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company, any Subsidiary or their respective affairs which was released by the Company or any Subsidiary, (iii) a copy of each Form 8-K prepared by the Company, and (iv) such additional documents and information with respect to the Company, the Subsidiaries and their respective affairs or any future subsidiaries or affiliates of the Company or the Subsidiaries as the Underwriter may from time to time reasonably request.

               h. Apply the net proceeds from the offering received by it in a manner consistent in all material respects with the caption "USE OF PROCEEDS" in the Prospectus.

               i. Deliver to the Underwriter, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Underwriter shall reasonably object, after being furnished such copy, in writing with reasonable specificity as to the nature and extent of any objection.

               j. For a period of three (3) years from Closing Date I, provide the Underwriter, upon its request, at the Company's sole expense, (i) with access to daily consolidated financial transfer sheets relating to the Common Stock and designate American Securities Transfer, Inc. as transfer agent for the Company's securities or such other transfer agent mutually agreeable by the Company and the Underwriter and (ii) to cause the Company's depository to fax a "special security position report" to the Underwriter on a daily basis.

               k. For a period of three (3) years after Closing Date I, nominate and use its best efforts to engage a designee of the Underwriter, as a nonvoting advisor to the Company's Board of Directors (the "Advisor") or in lieu thereof to designate an individual for election as a director, in which case the Company shall use its best efforts to have such individual elected as a director. The designee may be a director, officer, partner, employee or affiliate of the Underwriter and the Underwriter shall designate such person in writing to the Board. In the event the Underwriter shall not have designated such individual at the time of any meeting of the Board or such person is unavailable to serve, the Company shall notify the Underwriter of each meeting of the Board. An individual, if any, designated by the Underwriter shall receive all notices and other correspondence and communications sent by the Company to members of the Board. Such Advisor or director, as the case may be, shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging, and transportation. In addition, such Advisor or Director shall be entitled to the same compensation as the Company gives to other non-employee directors for acting in such capacity. The Company further agrees that, during said three (3) year period, it shall give the Advisor or Directors, as the case may be, the same notice of any meeting of the Company's Board of Directors as it affords its other directors. Further, during such three (3) year period, the Company shall give notice to the Underwriter with respect to any proposed acquisitions, mergers, reorganizations or other similar transactions.

          The Company agrees to indemnify and hold the Underwriter and such Advisor harmless against any and all claims, actions, damages, costs and expenses, and judgments arising solely out of the attendance and participation of the Advisor at any such meeting described herein. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it agrees, if possible to include the Advisor as an insured under such policy.

               l. Until the sooner of (i) seven (7) years from the date hereof, or (ii) the sale to the public of the Underwriter's Securities, not take any action or actions which are in the Company's direct control which may prevent or disqualify the Company's use of Form SB-2 (or another appropriate form) for the registration under the Act of the Underwriter's Securities and the shares of Common Stock underlying the Redeemable Warrants.

               m. For a period of five (5) years from the Effective Date, use its best efforts to maintain the quotation by Nasdaq of the Securities.

               n. Supply the Underwriter with two (2), and Gersten, Savage, Kaplowitz & Curtin, counsel to the Underwriter, with three (3) bound volumes of the underwriting materials within a reasonable time after the latest Closing Date.

               o. For a period of two (2) years from the Effective Date, not issue any other shares of Common Stock or Preferred Stock or securities convertible into or exercisable for Common Stock or Preferred Stock without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Company may issue securities (A) upon (i) the exercise of any warrants or options outstanding on the date hereof pursuant to the terms thereof, and (ii) the exercise of the Underwriter's Warrant, and (B) pursuant to the Stock Option Plan described in the Prospectus or subsequently adopted.

               p. So long as the Securities or the Underwriter's Securities are registered under the Exchange Act, hold an annual meeting of stockholders for the election of directors within 180 days after the end of each of the Company's fiscal years and, within 150 days after the end of each of the Company's fiscal years, provide the Company's stockholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 under the Exchange Act and shall be included in an annual report pursuant to the requirements of such Rule.

               q. Engage a financial public relations firm reasonably satisfactory to the Underwriter as soon as possible after Closing Date I, and continuously engage such firm, or an acceptable substitute firm for at least the period ending twelve (12) months after Closing Date I.

               r. Enter into the Underwriter's Warrant Agreement and the Financial Advisory and Investment Banking Agreement (the "Consulting Agreement") in substantially the form filed as Exhibits 4d and 10y, respectively, to the Registration Statement.

               s. As soon as possible after Closing Date I, take all necessary and appropriate actions to be included in Standard and Poor's Corporation Descriptions or other equivalent securities manual and to maintain its listing therein for a period of five (5) years from the Effective Date.

               t. Cause all of the Company's stockholders, to enter into written agreements (the "Lock-up Agreements") that, for a period of two years from the Effective Date, they will not, without the consent of the Underwriter,
(i) publicly sell any securities of the Company owned directly or beneficially by them (as defined in the Exchange Act); or (ii) otherwise sell, or transfer such securities unless the transferee agrees in writing to be bound by an identical lock-up.

               u. Use its best efforts to qualify, by the Effective Date, the Units, Common Stock and Redeemable Warrants for listing on the NASDAQ Small Cap System and Boston Stock Exchange (the "BSE") or another regional exchange acceptable to you, or in the alternative the NASDAQ National Market System.

               v. For a period of two years from the Effective Date, the Company shall not issue any of its securities in any offering pursuant to Regulation S under the 1933 Act, without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld.

               w. (i) Grant to the Underwriter a preferential right on the terms and subject to the conditions set forth in Sections 5(u) and 5(p), for a period of two (2) years from the Effective Date, to purchase for its account, or to sell for the account of the Company or its present affiliates or subsidiaries or any of its stockholders listed in the Prospectus under the caption "PRINCIPAL STOCKHOLDERS" (the "Principal Stockholders"), any securities of the Company, on terms not more favorable to the Company or such present or future subsidiary or affiliate or the Principal Stockholders than they can secure elsewhere, to purchase or sell any such securities. The right of first refusal shall not be applicable to any offering of more than $5,000,000. If the Underwriter fails to notify the Company in writing of their intention to act as underwriter or placement agent or otherwise participate or introduces a third party to participate in such offering within fifteen (15) days after receipt of a notice containing such proposal, then the Underwriter shall have no further claim or right with respect to the proposal contained in such notice. If, thereafter, such proposal is materially modified, the Company, and each present or future affiliate or subsidiary or its Principal Stockholders shall in all respects have the same obligations and adopt the same procedures with respect to such proposal as are provided hereinabove with respect to the original proposal; (ii) If the Underwriter acts as underwriters or placement agents with respect to such offering or introduce a third party (other than an underwriter) which participates in such offering, then the Underwriter shall receive, as compensation for services rendered, ten (10%) percent of the aggregate consideration received by the Company through the Underwriter or the party introduced by the Underwriter and warrant to purchase an amount of securities equal to ten (10%) percent of the aggregate consideration received by the Company through the Underwriter or the party introduced by the Underwriter and warrant to purchase an amount of securities equal to ten (10%) percent of the securities sold by the Company in such offering through the Underwriter or the party introduced by the Underwriter at an exercise price per security equal to the offering price of such securities. If the Underwriter introduce another underwriter who acts as underwriter with respect to such offering, then the Underwriter shall be entitled to receive two and one-half (2 1/2%) percent of the aggregate consideration received by the Company through such underwriter and warrant to purchase an amount of securities equal to two and one-half (2 1/2%) percent of the securities sold by the Company in such offering through such underwriter; (iii) If the Underwriter is offered the right of first refusal and agree to perform such functions, but fail to perform, the Underwriter will not be entitled to any such compensation, and waive their right of first refusal with respect to future offerings unless such failure to perform is caused by the Company; (iv) If the Underwriter does not perform any of the functions set forth in (ii) above and (iii) does not apply to such transaction, the Underwriter shall be entitled to receive an aggregate of two and one-half (2 1/2%) percent of the aggregate consideration received by the Company and warrants to purchase an amount of securities equal to two and one-half (2 1/2%) percent of the securities sold by the Company in such offering at an exercise price per security equal to the offering price of such securities.

               x. Designate the Underwriter as the Company's exclusive Warrant Solicitation Agents in the event of any solicitation of the exercise of the Redeemable Warrants, in connection with a redemption of the Redeemable Warrants or otherwise, and shall pay to the Underwriter a Warrant Solicitation fee of five (5%) percent of the exercise price of all solicited Redeemable Warrants, subject to the rules and regulations of the NASD with regard to such fees.

               y. Neither the Company nor any representative of the Company has made or shall make any written or oral representation in connection with the Offering and sale of the Securities or the Underwriters' Warrant which is not contained in the Prospectus, which is otherwise inconsistent with or in contravention of anything contained in the Prospectus, or which shall constitute a violation of the Act, the Rules and Regulations, the Exchange Act or the rules and regulations promulgated under the Exchange Act.

               z. For so long as any Redeemable Warrant is outstanding, the Company shall, at its own expense: (i) use its reasonable best efforts to cause post-effective amendments to the Registration Statement, or new registration statements relating to the Redeemable Warrants and the Common Stock underlying the Redeemable Warrants to become effective in compliance with the Act and without any lapse of time between the effectiveness of the Registration Statement and of any such post-effective amendment or new registration statement; provided, however, that the Company shall have no obligation to maintain the effectiveness of such Registration Statement or file a new Registration Statement, or to keep available a prospectus at any time at which such registration or prospectus is not then required; (ii) cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Redeemable Warrant; (iii) furnish to the Underwriters and dealers as many copies of each such Prospectus as the Underwriters or dealers may reasonably request; and (iv) maintain the "blue sky" qualification or registration of the Redeemable Warrants and the Common Stock underlying the Redeemable Warrants, or have a currently available exemption therefrom, in each jurisdiction in which the Securities were so qualified or registered for purposes of the Offering.

               aa. The Company shall engage Gersten, Savage, Kaplowitz & Curtin to provide the Underwriter, at the Closing and quarterly thereafter, until such time as the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market, with an opinion setting forth those states in which the Common Stock may be traded in non-issuer transactions under the blue sky laws of the 50 states. The Company shall pay such counsel a one-time fee of $5,000 at the Closing for such opinions.

          6.   PAYMENT OF EXPENSES.
               -------------------

               a. The Company hereby agrees to pay all expenses (other than fees of counsel to the Underwriter) in connection with the offering, including but not limited to, (i) the preparation, printing, filing and mailing (including the payment of postage and overnight delivery with respect to such mailing) of the Registration Statement and the Prospectus and related documents, including the cost of all copies thereof and of the Preliminary Prospectus and of the Prospectus and any amendments thereof or supplements thereto supplied to the Under writer in quantities as hereinabove stated, (ii) the printing, engraving, issuance and delivery of the shares of Common Stock, the Redeemable Warrants, and the Underwriter's Warrants, (iii) the qualification of the Securities, the Underwriter's Warrants and the Underwriter's Securities under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum," and "Supplemental Blue Sky Memorandum" and "Legal Investments Survey," if any, and the fees and disbursements of counsel for the Underwriter relating to Blue Sky matters (all of which fees under this item (iii) shall be payable by the Company in the sum of $35,000 of which $10,000 has previously been paid), (iv) advertising costs and expenses including but not limited to the reasonable costs and expenses in connection with the "road show," information meetings and presentations, bound volumes and "tombstones" in the Wall Street Journal, New York Times, and Washington Post and prospectus memorabilia, altogether in an amount not to exceed $15,000, (v) costs and expenses in connection with due diligence investigations, including but not limited to the reasonable fees of any independent counsel or consultant retained, phone calls relating to due diligence investigations, and all reasonable travel and lodging expenses incurred by you and/or counsel to the Underwriter in connection with visits to, and examination of, the Company's premises, (vi) fees and expenses of the transfer agent and warrant agent, (vii) application and listing fees for inclusion in Moody's OTC Manual or Standard and Poor's Corporation Descriptions or other equivalent securities manuals, and
(viii) the fees payable to the NASD and Nasdaq. The $35,000 payment to counsel for the Underwriter shall not include fees of special counsel if same is required to be incurred in a merit review state which may require local counsel. In this connection, Blue Sky applications shall be made in such states and jurisdictions as shall be requested by the Underwriter. Payments due shall be made on each Closing Date I.

               b. The Company shall pay to the Underwriter an aggregate non-accountable expense allowance, in addition to the expenses payable pursuant to
Section 6(a), equal to three (3%) percent of the gross proceeds received by the Company from the sale of the Securities. In the event that the Underwriter terminates the Offering or is unable to consummate the Offering within nine (9) months of the date hereof, the advances toward the non-accountable expense allowance shall become accountable and shall be returnable to the Company to the extent the Underwriter's out-of-pocket expenses are less than the amount advanced to the Underwriter, so that the Underwriter is reimbursed only for its actual accountable out-of-pocket expenses.

          7.   CONDITIONS OF UNDERWRITER'S OBLIGATIONS.  The obligations of the
               ---------------------------------------
Underwriter to purchase and pay for the Securities, as provided herein, shall be subject to the continuing accuracy in all material aspects of the representations and warranties of the Company as of the date hereof and as of each of the Closing Dates, to the accuracy in all material respects of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder in all material respects and to the following conditions:

               a. The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Gersten, Savage, Kaplowitz & Curtin, counsel to the Underwriter.

               b. At Closing Date I, the Underwriter shall have received the favorable opinion of Broad and Cassel, counsel to the Company, dated Closing Date I, addressed to the Underwriter and in form and substance reasonably satisfactory to Gersten, Savage, Kaplowitz & Curtin, counsel to the Underwriter, in substantially the form attached as Exhibit A hereto.

               c. On or prior to each of Closing Date I and Closing Date II, counsel for the Underwriter shall have been furnished such documents, certificates and opinions as it may reasonably require for the purpose of enabling it to review or pass upon the matters referred to in Section 7(b), or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

               d. Prior to each of Closing Date I and Closing Date II, (i) there shall have been no material adverse change, or development involving a material adverse prospective change, in the condition or prospects of the business activities, financial or otherwise, of the Company and its Subsidiaries taken as a whole from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transac tion, not in the ordinary course of business, entered into by the Company or the Subsidiaries from the latest date as of which their respective financial conditions are set forth in the Registration Statement and Prospectus which is materially adverse to the Company; (iii) the Company or the Subsidiaries shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default would have a material adverse effect on the Company; (iv) no amount of the assets of the Company or the Subsidiaries shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (v) no action, suit or proceeding, at law or in equity, shall be pending or threatened against the Company or the Subsidiaries before or by any court or Federal or state commission, board or other administrative agency wherein an unfavorable result, decision, ruling or finding would adversely affect the business, prospects, operations, or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus and except where such a result is deemed remote by counsel to the Company with respect to such action or proceeding; (vi) no stop order shall have been issued under the Act and no proceedings with respect thereto shall have been initiated or threatened by the Commission; (vii) the market for securities in general or political, financial or economic conditions shall not have materially adversely changed from those reasonably foreseeable as of the date hereof as to render it impracticable in the Underwriter's reasonable judgment to make a public offering of the Securities, and there has not been a material adverse change in market levels for securities in general or financial or economic conditions which render it inadvisable in the Underwriter's judgment to proceed; and (viii) there shall not have commenced or occurred any war or Act of God or other calamity which would have a material adverse effect on, or result in a material loss to, the Company.

          The Company agrees and acknowledges that the Underwriter shall be the sole determining party as to the presence of any such conditions, events, occurrences and provisions set forth in this Section 7(d).

               e. At each of Closing Date I and Closing Date II, the Underwriter shall have received a certificate of the Company signed by the President and the Secretary of the Company, dated Closing Date I and Closing Date II, respectively, to the effect that the conditions set forth in section 7(d)(i) through (vi) above have been satisfied and that, as of Closing Date I and Closing Date II, respectively, the representations and warranties of the Company set forth in Section 2 hereof are true and correct.

               f. By the Effective Date, the Underwriter shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriter, as described in the Registration Statement.

               g. At the time this Agreement is executed, and at each of Closing Date I and Closing Date II, the Underwriter shall have received a letter, addressed to the Underwriter and in form and substance reasonably satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (3) below) to the Underwriter and to Gersten, Savage, Kaplowitz & Curtin, counsel for the Underwriter, from Grant Thornton LLP, dated, as of the date of this Agreement and as of each of Closing Date I and Closing Date II:

                    (1) confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations;

                    (2) stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

                    (3) stating that, on the basis of a reading of the latest available minutes of the stockholders and boards of directors and the various committees of the boards of directors of the Company and any current or former subsidiaries of the Company, consultations with officers and other employees of the Company and the Subsidiaries responsible for financial and accounting matters, a reading of the latest interim financial statements of the Company and the Subsidiaries (which, with respect to the Company, shall be as of a date not later than thirty (30) days prior to the Effective Date) and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) the audited financial state ments for the years ended September 30,1995 of the Company in the Registration Statement does not comply as to form in all material respects with the applicable accounting requirements of the Act, and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, (B) at a date not more than five (5) days prior to the Effective Date, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity of the Company as compared with amounts shown in the September 30, 1995 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (C) during the period from September 30, 1995 to a specified date not more than five (5) days prior to the Effective Date there was any decrease in net revenues, increase in net losses or increases in net losses per common share of the Company, in each case as compared with the corresponding period ending August 31,1995 other than as set forth in or contemplated by the Registration Statement, or, if there was any such increase or decrease, setting forth the amount of such increase or decrease;

                    (4) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company and the Subsidiaries set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including worksheets, of the Company and the Subsidiaries and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and statements as to such other matters incident to the transaction contemplated hereby as the Underwriter may reasonably request.

                    (5) all proceedings taken in connection with the authorization, issuance or sale of the Securities, the Underwriter's Warrants and the Underwriter's Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and to Gersten, Savage, Kaplowitz & Curtin, counsel to the Underwriter.

               h. On each of Closing Date I and Closing Date II, there shall have been duly tendered to you for your account the appropriate number of Securities and individually for your own account the Underwriter's Warrants.

               i. No order suspending the sale of the Securities in any jurisdiction designated by you pursuant to Section 5(e) hereof shall have been issued on either Closing Date I or Closing Date II, and no proceedings for that purpose shall have been instituted or, to the knowledge of the Underwriter or the Company, shall be contemplated.

               j. Prior to each of the Closing Date I and Closing Date II there shall not have been received or provided by the Company's independent public accountants or attorneys, qualifications to the effect of either difficulties in furnishing certifications as to material items including, without limitation, information contained within the footnotes to the financial statements, or as affecting matters incident to the issuance and sale of the Securities or as to corporate proceedings or other matters.

               k. On or prior to Closing Date I, the Underwriter's Warrant Agreement and the Financial Advisory and Investment Banking Agreement shall have been executed and delivered by the Company, and the Lock-Up Agreements shall have been executed and delivered by all of the Company's existing stockholders.

               l. Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel to the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein. If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at any Closing Date is not so fulfilled, the Underwriter may terminate this Agreement or, if the Underwriter so elects, may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

               8.   INDEMNIFICATION.
                    ---------------

                    a. The Company and the Selling Stockholders, severally and not jointly, shall indemnify and hold the Underwriter, and each controlling person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act), harmless against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Act, the Exchange Act or any other Federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are in connection with the Registration Statement, Prospectus and related Exhibits filed under the Act, except for any liabilities, claims and lawsuits (including awards and/or judgments), arising out of acts or omissions of the Underwriter. In addition, the Company shall also indemnify and hold the Underwriter harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing liabilities, claims and lawsuits to which the indemnity applies.

          The Underwriter shall give the Company, and the Selling Stockholders within two (2) business days of the time that the Underwriter first becomes aware thereof notice of any such liability, claim or lawsuit which the Underwriter contends is the subject matter of the Company's indemnification, and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit.

          The Underwriter shall indemnify and hold the Company, and each controlling person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and the Selling Stockholders , harmless against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Act, the Exchange Act or any other Federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact required to be stated or necessary to make the statement therein, not misleading, which statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Underwriter for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. In addition, the Underwriter shall also indemnify and hold the Company harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

          The Company and the Selling Stockholders shall give to the Underwriter prompt notice of any such liability, claim or lawsuit which the Company contends is the subject matter of the Underwriter's indemnification and the Underwriter thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

               b. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this
Section 8 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) con tribution under the Act may be required on the part of any such person in circumstances for which indemnification is provided under this Section 8, then, and in each such case, the Company, the Selling Stockholders and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion taking into consideration the relative benefits received by each party from the offering covered by the Prospectus (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was assessed, the opportunity to correct and prevent any statement or omission and other equitable considerations appropriate under the circum stances; provided, however, that notwithstanding the above in no event shall the Underwriter be required to contribute any amount in excess of 10% of the initial public offering price of the Securities; and provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or his or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The indemnification provisions contained in this Section 8 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

          9.   REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the
               --------------------------------------------------
context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates, and such representations, warranties and agreements of the Underwriter, the Company and the Selling Stockholders, including the indemnity agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any of the Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriter until the earlier of the expiration of any applicable statute of limitations or the seventh anniversary of Closing Date II, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

          10.  EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION HEREOF.
               -------------------------------------------------------

               a. This Agreement shall become effective at 9:30 a.m., New York time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the initial public offering by the Underwriter of the Securities, whichever is earlier. The time of the initial public offering, for the purpose of this Section 10, shall mean the time, after the Registration Statement becomes effective, of the release by the Underwriter for publication of the first newspaper advertisement which is subsequently published relating to the Securities or the time, after the Registration Statement becomes effective, when the Securities are first released by the Underwriter for offering by the Underwriter or dealers by letter or telegram, whichever shall first occur. The Underwriter may prevent this Agreement from becoming effective without liability to any other party, except as noted below, by giving the notice indicated below in this Section 10 before the time this Agreement becomes effective. The Underwriter agrees to give the undersigned notice of the commencement of the offering described herein.

               b. The Underwriter shall have the right, in its sole discretion, to terminate this Agreement, including without limitation, the obligation to purchase the Firm Securities and the obligation to purchase the Option Securities after the exercise of the Over-Allotment Option, by notice given to the Company prior to delivery and payment for all the Firm Securities or the Option Securities, as the case may be, only if any of the conditions enumerated in Section 7 are not either fulfilled or waived by the Underwriter on or before any Closing Date.

               c. If the Underwriter elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, the Company shall be notified on the same day as such election is made by the Underwriter by telephone or telegram, confirmed by letter.

               d. Anything herein to the contrary notwithstanding, if this Agreement shall not be carried out within the time specified herein, or any extensions thereof granted by the Underwriter, by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied then, in addition to the obligations assumed by the Company pursuant to Section 6(a) hereof, the Underwriter shall provide the company with a statement of the Underwriter's accountable expenses.

               e. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 8 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

          11.  NOTICES.  All communications hereunder, except as herein
               -------
otherwise specifically provided, shall be in writing and, if sent to the Underwriter, shall be mailed, delivered or telegraphed and confirmed to First Hanover Securities, Inc. One Wall Street, New York, New York 10005 Attention:
President, with a copy to Gersten, Savage, Kaplowitz & Curtin, 575 Lexington Avenue, New York, New York 10022, Attention: Jay Kaplowitz, Esq.; if to the Company, shall be mailed, delivered or telegraphed and confirmed to Commodore Holdings Limited, 4000 Hollywood Boulevard, Suite 385, South Tower, Hollywood, Florida 33021, Attention: Chairman of the Board, with a copy to Broad & Cassell, (address), Attention: James Cassell, Esq..

          12.  PARTIES.  This Agreement shall inure solely to the benefit of and
               -------
shall be binding upon, the Underwriter, the Company and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

          13.  CONSTRUCTION.  This Agreement shall be governed by and
               ------------
construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The parties agree to submit themselves to the jurisdiction of the courts of the State of New York or of the United States of America for the Southern District of New York, which shall be the sole tribunals in which any parties may institute and maintain a legal proceeding against the other party arising from any dispute in this Agreement. In the event either party initiates a legal proceeding in a jurisdiction other than in the courts of the State of New York or of the United States of America for the Southern District of New York, the other party may assert as a complete defense and as a basis for dismissal of such legal proceeding that the legal proceeding was not initiated and maintained in the courts of the State of New York or of the United States of America for the Southern District of New York, in accordance with the provisions of this Section 13.

          14.  ENTIRE AGREEMENT.  This Agreement, the Underwriter's Warrant
               ----------------
Agreement and the Financial Advisory and Investment Banking Agreement contain the entire agreement between the parties hereto in connection with the subject matter hereof and thereof.

     If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                         Very truly yours,

                                         COMMODORE HOLDINGS LIMITED



                                         By:________________________________
                                         Name:  Jeffrey Binder
                                         Title:  Chairman of the Board


Accepted as of the date
first above written.

New York, New York

FIRST HANOVER SECURITIES, INC.



By: _____________________________
Name:
Title:

                     PRIVATE OPPORTUNITY PARTNERS II, LTD.
                      LIMITED PARTNER SIGNATURE PAGE FOR
                    CORPORATIONS, PARTNERSHIPS AND TRUSTS

EXECUTED this ___ day of _________, 1996.
NUMBER OF UNITS HELD BY LIMITED PARTNER: ______________($100,000 per Unit)


___________________________________________________
(Printed Name of Limited Partner)


By:___________________________________________
   (Signature of Authorized Representative)

Print Name:___________________________________
Title:________________________________________

___________________________________________________
___________________________________________________
___________________________________________________
(Address)


STATE OF ___________)
                    ) SS:
COUNTY OF __________)

     The foregoing instrument was acknowledged before me this ______ day of _____________, 1996, by __________________________ as ___________________ of
___________________________, a _____________, on behalf of the _______________.
He/she is personally known to me or has produced ____________ as identification.



                                            ___________________________________
                                            (Signature of notary public)

                                            ___________________________________
                                            (Typed name of notary public)
                                            Notary Public, State of Florida
                                            Commission No._____________________
                                            My commission expires:

ADMISSION DATE: ________ (please leave blank for completion by General Partner)


                     Partnership Agreement Signature Page